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                                                                   EXHIBIT 10.13









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                  SOFTWARE LICENSE AND DISTRIBUTION AGREEMENT
                             FOR EMBEDDED PRODUCTS

This Software License and Distribution Agreement for Embedded Products ("Agreement") is made and entered into as of by and between BackWeb Technologies, Ltd. ("Licensor") having principal offices at 34 Tuval St., Ramat-Gan 52136 Israel, and SAP AG "SAP"), having principal offices at Neurottstrasse 16, 69190 Walldorf, Germany.

      PREAMBLE

      WHEREAS, SAP designs, develops, markets, licenses and sells worldwide the SAP software products with integrated financial human resources logistics and manufacturing standard application programs based on client-server architecture;

      WHEREAS, Licensor designs, develops, markets and licenses Software Products for internet communication applications.

      NOW THEREFORE, the parties agree as follows:

1.1   DEFINITIONS

1.1 "Applicable Entity/Entities" shall mean SAP's subsidiaries and/or distributors or marketing partners or training partners authorized by SAP.

1.2   "Attachments" shall mean all attachments to this Agreement.

1.3 "Effective Date" shall mean the date of execution of this Agreement by both parties.

1.4 "End User" shall mean any combination of the types of users licensed by SAP or Applicable Entities under their standard form end-user license agreements.

1.5 "Internal Use" shall mean as well development use of the Software Products e.g. to embed Software Products into SAP Software and/or to adapt applications of the embedded Software Products for its own internal business utilization by SAP or Applicable Entities as the use of the Software Products "stand-alone" and or embedded into SAP Software for business utilization by SAP or its subsidiaries.
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1.6   "Mobile Named User" means that type of user licensed by SAP or Applicable
      Entities under their standard form end-user license agreements who directly utilizes Software Products functionalities. This user type may change in future. Therefore the parties agree to negotiate any necessary changes to this section 1.6 in good faith in case of any such changes.

1.7 "Not For Distribution Use" or "NDR" shall mean use of the Software Products for SAP or Applicable Entities, internal training and testing, and for demonstrations to prospects and internal personnel of such entities.

1.8 "SAP Software" shall mean the SAP software product module currently known as "mobile sales" and "mobile service", any successor product of the mentioned product modules due to name change or nay other SAP product which includes these products modules, e.g. CRM, as well as third party products other than Software Products, marketed and licensed to End Users by SAP or the Applicable Entities as a part or component of the above mentioned SAP products.

1.9 "Software Products" shall mean the Licensor's products to be embedded in SAP Software, and/or any combinations of Licensor's products, as listed in Attachment A hereto, including all updates, upgrades, new versions and releases and resulting Software Products and applicable End-User documentation. Licensor shall have the right to modify the Software Products. The Software Products for purposes of this Agreement, shall include any software products (other than SAP Software) provided by third parties and licensed with, or as part of, the Software Products. The Software Products shall also include other third party software products embedded in the Software Products licensed hereunder after the Effective Date of this Agreement.

1.10 "Software Products Fee" shall mean the license fee payable by SAP to Licensor for the Software Products licensed by SAP or the Applicable Entities to End Users hereunder as stipulated in Attachments A.

1.11 "Software Products Royalty Report" shall mean a written report to be produced by SAP, if SAP is required to do so in Attachment A, by the 15th of each month in respect to the preceding month containing reasonably detailed information on the numbers of Mobile Named Users licensed to End Users by SAP and/or the Applicable Entities during that month and specifications regarding the required commencement date for Support Services.

1.12 "Support Services" shall mean the Licensor's support services as set forth in Attachment B.

1.13 "Support Services Fee" shall mean the fee payable by SAP to Licensor for the provisions of Support Services by Licensor as stipulated in Attachment A.

1.14  "Territory" shall mean all countries of the world.
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2.      SCOPE OF AGREEMENT

2.1 This Agreement, including any Attachments hereto, sets forth the terms and conditions pursuant to which SAP will license Software Products from Licensor and market these Software Products in connection with SAP Software.

2.2 Deviating conditions, including, without limitation, those contained in any of Licensor's standard terms and/or standard contracts shall not apply even if referred to by Licensor and not expressly objected to by SAP. Silence by SAP amounts to rejection of Licensor's standard terms or contracts.


3.      RIGHTS OF SAP

3.1 Licensor hereby grants to SAP and the Applicable Entities a non-exclusive paid up license to use the Software Products on an NDR Use basis. Licensor hereby grants to SAP and its subsidiaries a non exclusive license to use the Software Products on an Internal Use basis subject to Attachment A.

3.2 Licensor hereby grants to SAP the non-exclusive right to make copies of the master media copies of the Software Products and sublicense and distribute them to End Users within the Territory as a product embedded into SAP Software. The Software Products will be distributed by SAP and the Applicable Entities pursuant to the same license agreements by which SAP and the Applicable Entities license SAP Software to End Users. Licensor agrees that End-Users may purchase the Software Products according to local law and SAP's and the Applicable Entities license agreements. SAP and the Applicable Entities shall be entitled to determine the Software Products license fees that SAP charges End Users for the Software Products licensed by SAP to End Users independently of Licensor.

        SAP shall not market the Software Products separate from the SAP Software and shall not adopt any pricing methodologies on its standard price lists which will show a separate price for the Software Products.

3.3 Licensor further grants SAP the non-exclusive right to sublicense the Software Products to the Applicable Entities by providing copies of the Software Products and authorizing the Applicable Entities to make copies thereof and sublicense and distribute them to End Users within the Territory as a product embedded in SAP Software.

3.4 Licensor further grants SAP and/or the Applicable Entities the non-exclusive paid-up license to sublicense the Software Products to Partners of SAP and/or the Applicable Entities as a product embedded in SAP Software for internal training and testing, and for demonstration to prospects and internal personnel of such Partners.

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3.5  SAP has the right to develop software competitive to the Software Products, to embed software of competitors of Licensor in SAP Software and to provide interfaces to software competitive to the Software Products [*] and in case SAP embeds software of competitors of Licensor, that is competitive to the Software Products, in SAP Software within said period, SAP shall continue to comply with its payment obligations under this Agreement [*]. Upon receipt of such notice, Licensor shall no longer be obligated to fulfill development activities under this Agreement and shall have the right to terminate this Agreement upon sixty (60) days prior written notice.

     Subject to the provisions of this section 3.5, in the event SAP decides to develop a competitive product, SAP agrees to only disclose such decision pursuant to appropriate confidentiality agreements [*].

3.6 SAP shall not use or duplicate the Software Product (including the Documentation) for any purpose other than as specified in this Agreement or make the Software Product available to unauthorized third parties. Unless otherwise agreed in writing, SAP and the Applicable Entities shall not carry out or permit the reverse engineering, disassembly, or decompilation of the Software Product, except to the extent required to obtain interoperability with other independently created software or as specified by law.

4.   LICENSOR'S OBLIGATIONS

4.1 Licensor agrees to ship within five (5) business days after the Effective Date one (1) set of mastar media copies of the Software Products to the SAP location identified by SAP. Licensor shall be responsible for all costs of export and shipping of the master media copies of the Software Products.

4.2 Licensor shall provide to SAP master media copies, NDR Use copies and Internal Use copies of the Software Products, including applicable user documentation, updates and new releases on a preferred basis, but in all events not later than its first shipment to its own customers, distributors or development partners.

[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.
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4.3       Licensor shall provide Support Services to SAP as described in
          Attachment B. Licensor may provide some Support Services from BackWeb Technologies, Inc. According to Section 3.1 of Attachment B SAP's support organization shall be solely responsible for receiving Cases and providing initial problem evaluation to End-Users.

4.4 Licensor shall provide training to SAP with respect to the Software Products for the number of employees and days as mutually agreed upon by SAP and Licensor. Pricing and locations for such training shall be as mutually agreed upon by the parties prior to such training taking place. Licensor shall assign a Licensor trainer to be responsible for the training on-site.

4.5 Licensor shall ensure that all Software Products are and continue during the entire term of this Agreement to be compatible to SAP Software including new versions or releases thereof.

4.6
     (a) Licensor represents and warrants that the source code for the Software Products, together with related documentation as it is or becomes available (the "Deposited Material"), has been deposited in an escrow account maintained at Source File, Oakland, California (the "Escrow Agent"), pursuant to an agreement between the Escrow Agent and Licensor (the "Escrow Agreement") which authorizes the Escrow Agent to release Deposited Material, if so requested, directly to SAP upon the occurrence of events as listed in Section 4.5(c).

     (b) Licensor shall deposit into the escrow account copies of the source code for each new release, version, and update of the Software Products and related documentation immediately after they have been made available to SAP.

     (c) SAP may request the Escrow Agent to release a copy of the relevant Deposited Material to SAP upon the occurrence of any of the following events:

               (i) Licensor has been ordered under a final court decision to release the relevant Deposited Material to SAP;

               (ii) Licensor has agreed in writing to release the relevant Deposited Material to SAP;

               (iii) Filing of a petition to commence bankruptcy or composition proceedings regarding Licensor's assets which is not dismissed in one (1) month and unless Licensor proves its ability to comply with its obligations under this Agreement;

               (iv) Cancellation of the registration of Licensor in the competent commercial register for reasons of lack of assets which is not cured in one (1) month and unless Licensor proves its ability to comply with its obligations under this Agreement;

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               (v)  Registration of a winding-up order with regard to Licensor in the competent commercial register which is not dismissed in one (1) month and unless Licensor proves its ability to comply with its obligations under this Agreement;

               (vi) Licensor's material breach in carrying out the Support Services imposed on it pursuant to this Agreement after an extension of one (1) month has been granted to Licensor to perform such obligations and Licensor has been ordered under a preliminary injunction after an oral hearing to release the relevant Deposited Material to SAP.

     (d) Subject to the occurrence of an event listed in Section 4.6(c) Licensor herewith grants SAP the irrevocable and non-exclusive right to use the released source code of Deposited Materials to the extent necessary to ensure continued maintenance of, and support for, the relevant Software Products. This right includes the right to copy, translate, modify or otherwise change the released source code to the extent required by the aforementioned objectives.

          SAP agrees to maintain the released source code in strict confidence and to not disclose it to third parties and to use it solely for the continued maintenance of and support for the relevant Software Products and not for the development of any own software products.

5.        SAP's OBLIGATIONS

5.1 SAP agrees to utilize the licensed copies of the Software Products for NDR Use and Internal Use on such terms as set forth herein including any Attachments hereto and as may be mutually agreed upon by Licensor and SAP.

5.2 SAP shall enter into legally enforceable, written, license agreements with each of its customers (Applicable Entities and End Users) containing the terms and conditions under which the Software Products are sublicensed in compliance with this Agreement.

5.3 By the 15th of each month, SAP shall submit a Software Products Royalty Report to Licensor, if SAP is required to do so in Attachment
          A. SAP shall keep accurate records regarding the number of Mobile Named Users licensed to End Users by SAP and/or the Applicable Entities. Upon Licensor's request and reasonable advance notice, SAP will permit Licensor to have such records audited at its own costs by a CPA of its choice once every calendar year during SAP's regular business hours.

5.4 SAP shall make correct statements concerning the Software Products in its marketing materials.

6.        JOINT OBLIGATIONS OF LICENSOR AND SAP.
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6.1  Both parties realize the impact the changes to and new releases of their respective software products may have on the other parties products. Each party shall use reasonable efforts to give three (3) months written notice to the other party of any changes to their respective software products which might impact the other party's products hereunder and agrees otherwise to consult with the other party on such prospective changes.

6.2 Neither Licensor nor SAP shall, during the term of the Agreement and for a period of one (1) year following termination, actively solicit for employment any of the other party's employees without the prior written approval of the other party.

     This Section shall not be deemed to prohibit either party from placing general advertisements or solicitations for employment in journals, publications, on the internet etc. and from hiring any persons responding to such advertisements.

6.3 During the Term both parties intend to do the following marketing activities:
     (a) participate in one joint press releases approved in writing by both parties prior to their being released promptly after the Effective Date;
     (b)  publish one fact sheet which mentions Licensor's name and brand;
     (c) jointly publish one customer case study and one success story, both related to SAP Software; and
     (d) Licensor may use SAP's name in web-sites, presentations and sales materials but only to the extent to point out that SAP is a Customer and a Partner of Licensor.
     (e) any other marketing and promotion activities mutually agreed to from time to time.

7.   FUTURE DEVELOPMENT/ENHANCEMENTS, DEVELOPMENT SERVICES

7.1 Licensor agrees to provide future development/enhancements according to Attachment A.

7.2 Licensor agrees to provide development services to SAP to enable the embedment of the Software Product in the SAP Software as may be mutually agreed upon by the parties in cases where SAP cannot perform the applicable development activities with its own resources.

8.   PAYMENT TERMS

8.1 Following the end of each month, Licensor will invoice SAP for the Software Product Fees for licenses granted to SAP and Applicable Entities to End Users during that month with respect to the Mobile Named User as reported to Licensor via Software Products Royalty Reports.

8.2 Licensor shall invoice SAP for Support Services Fees within one (1) month after the respective Support Services commencement date specified in the Software Products Royalty Reports for a period of twelve (12) months of Support Services.


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8.3  Software Products Fees and Support Services Fees shall be invoiced in US
     Dollars.

8.4 SAP shall remit the invoiced Software Products Fees and Support Services Fees within one (1) month from receipt of the respective invoice.

8.5 All taxes or customs duties except income or corporation taxes will be borne by SAP. If any such tax or duty has to be withheld or deducted from any payment under this Agreement, SAP will increase payment under this Agreement by such amount as shall ensure that after such withholding or deduction Licensor shall have received an amount equal to the payment otherwise required.
     Income taxes will be borne by the Licensor. If SAP is required to withhold income or corporation tax or a similar tax from any payment to the Licensor under this Agreement SAP shall be entitled to withhold or deduct such tax from the gross amount to be paid. However, SAP shall use all endeavours to reduce any such withholding tax payable to the lowest possible rate subject to compliance with all applicable laws and double taxation treaties. Licensor will cooperate with SAP to the extent that is necessary to apply for such reduction, especially by, but not limited to, providing the necessary forms to SAP or the relevant tax authority. Otherwise, SAP is entitled to withhold tax at standard rates according to the relevant laws.

9.   TERM AND TERMINATION

9.1 The initial term of this Agreement shall commence on the Effective Date and shall continue in effect until three (3) years from the Effective Date, subject to earlier termination as specified in this Agreement. Thereafter, this Agreement shall automatically renew for one (1) year periods until terminated for convenience by either party upon three (3) months prior written notice with effect to the end of a calendar quarter.

9.2 Either party may terminate this Agreement for cause. This includes, without limitation, situations where (a) the other party neglects or fails to perform a material obligation hereunder, and such neglect or failure continues unremedied for a period of one (1) month after written notice is sent to the defaulting party by the first party; or (b) the other party becomes insolvent; proposes any dissolution, liquidation, composition, financial reorganization or similar proceedings with respect to its property or business, and such continues unremedied for a period of one (1) month after written notice is sent by the other party; (c) Licensor becomes subject to a change in its ownership that is not reasonably acceptable to SAP; public offerings and/or mergers or acquisitions related to such public offerings are not considered as such changes in Licensor's ownership unless a Competitor of SAP acquires interest in Licensor either direct or indirect in a share that is not reasonably acceptable to SAP.




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9.3  Termination of this Agreement shall not affect any of the individual sublicense agreements between SAP or the Applicable Entities and the End Users. Except for cases of termination for cause by Licensor, SAP remains entitled to make copies of the Software Products to the extent required in order to fulfill all contracts with End Users and/or Applicable Entities concluded in the ordinary course of business prior to the date on which the termination becomes effective that cannot be reasonably terminated, provided, however, that SAP or the Applicable Entities shall not enter into new individual sublicense agreements as of the date the termination becomes effective and SAP shall pay to Licensor the applicable Software Product Fees related to such sublicensing provided that SAP is obligated to pay such Software Product Fees.

9.4 Subject to Section 9.3, SAP, upon an event of termination, shall immediately discontinue any copying and sublicensing of the Software Products. Additionally, the parties hereto agree that communications to End Users and any publications/press releases regarding such termination shall be mutually agreed upon, in writing, prior to distribution.

9.5 Any provisions of this Agreement which, by their nature, require performance after termination, shall survive any termination of this Agreement. In particular, Licensor's obligation with respect to the minimum period for the continued supply of Support Services as stipulated in Attachment B shall not be affected by termination subject to payment of the applicable Support Service Fees provided that SAP is obligated to pay such Support Service Fees.

9.6 Any payments owing or accrued as of the effective date of termination, shall be promptly paid by the respective party to the other.

10   COPYRIGHT NOTICE, TRADEMARKS

10.1 SAP has the irrevocable right not to provide the Software Products embedded in the SAP Software with a copyright notice of Licensor provided that it includes its own copyright notice in SAP Software in which the Software Products are embedded. Licensor waives any such right to be named as author or creator of the Software Products. SAP may remove any copyright notice on the Software Products delivered to SAP except a one time only copyright notice to appear during implementation. Notwithstanding any copyright notice by SAP to the contrary, subject to the rights granted to SAP and the Applicable Entities in this Agreement the copyright to the Software Products included in any such SAP Software shall remain in Licensor.

10.2 SAP may use Licensor's branding and trademarks. If SAP includes Licensor's trademarks in its marketing materials, SAP will comply with Licensor's guidelines for the use of the trademarks which Licensor shall forward to SAP by the Effective Date.


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11.     PROPRIETARY RIGHTS; CONFIDENTIALITY

11.1 Title to and ownership of the Software Products shall remain with Licensor and/or with the respective manufacturer or author of such Software Products. All rights to patents, copyrights, trademarks and trade secrets in the Software Products shall remain with Licensor and/or with the respective manufacturer or author of such Software Products. All intellectual property rights, confidentiality and proprietary provisions, rights to patents, copyrights, trademarks and trade secrets in SAP Software shall remain with SAP and/or with the respective manufacturer or author of such SAP Software.

11.2 Licensor and SAP recognize that, in the course of marketing the Software Products, Licensor, SAP and the Applicable Entitles may learn or be exposed to confidential and/or proprietary information which is the property of the other party. Such information will be marked or otherwise identified in writing as confidential, or will be reasonably identifiable as confidential.

        In order to provide an unrestricted basis of communication for marketing activities hereunder, Licensor and SAP agree that they will take all reasonable efforts to prevent such confidential information from becoming known to anyone except those of their and the Applicable Entities' employees, agents or consultants with a need to know in order to properly fulfill their duties under the respective employment or agency or independent contractor agreements with either of the parties or any Applicable Entity. The particular provisions of this Agreement shall be deemed confidential in nature and neither party hereto shall divulge any provisions as set forth herein to any third parties except to their respective attorneys or accountants and except as may be required by law.

11.3 Neither party's non-disclosure obligations hereunder shall extend to any confidential or proprietary information or any portion thereof which:

        (a) the disclosing party can establish was known to it without restriction prior to disclosure by the other party or was independently developed by the disclosing party; or

        (b) is now or hereafter comes into the public domain through no fault of the disclosing party; or

        (c) is required by operation of law to be disclosed, provided, however, that the other party is given reasonable advance notice of the intended disclosure and reasonable opportunity to challenge such legal requirement(s); or

        (d) is disclosed to the disclosing party without restriction on disclosure by a third party who has the lawful right to make such disclosure.

11.4 Unless expressly agreed to in writing, and other than as specified above, each party expressly prohibits any direct use or reference to its name, trademarks or trade names.
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11.5      Subject to Section 3.5, Licensor recognizes that SAP has the right to develop independently software that would compete with the Software Products and with this only provide confidential information that is necessary to fulfill its obligations under this Agreement.

12.       THIRD PARTY RIGHTS

12.1 Licensor represents and warrants that it is the owner of the Software Products, including all intellectual property rights thereunder, copyright, patent, trademark, trade secret and other applicable law, and that it has the right to authorize the use of the Software Products and the licensing of the Software Products to End-Users by SAP and the Applicable Entities.

12.2 Licensor represents and warrants that the execution of this Agreement by Licensor does not conflict with any provision of any other agreement, court decision or administrative order binding upon it.

12.3 Licensor represents and warrants that the Software Products do not infringe any copyright, patent, trademark, trade secret, or other intellectual property right of any third party.

12.4 Licensor shall fully indemnify, hold harmless and defend SAP and/or the Applicable Entities against suits based on any claim that the Software Products infringe any patent, copyright, trademark, trade secrets, or other proprietary right, provided that the entity concerned gives Licensor prompt written notice of such suits and permits Licensor to control the defense and settlement thereof. In the event that, as a result of any such claim of infringement, SAP and/or the Applicable Entities are enjoined from using, marketing, or licensing the Software Products, Licensor shall either procure at its expense the right for SAP or the Applicable Entities to continue to use, market, and license the Software Products, or replace or modify at its expense the Software Products so as to make them non-infringing, provided that the performance thereof is not adversely affected. Should Licensor fail to do so, Section 9.2 shall apply. Irrespective of the aforementioned remedies, Licensor remains liable to fully compensate SAP and/or the Applicable Entities concerned for any costs and reasonable expenses incurred in connection with such third party intellectual property infringement claims up to the amount of fees paid by SAP under this Agreement. Damages shall be compensated in full. The limitation of liability in Section 14.1 shall not apply.

13.       WARRANTY

13.1 Licensor warrants that the unmodified Software Products will conform materially to the specifications and descriptions contained in Licensor's then current and applicable documentation.

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13.2 The warranty period for all Software Products delivered hereunder shall extend for 6 months from the time the respective End User has received the Software Product(s) from SAP. In case of any timely notice of defects by SAP, the warranty period will be extended for the period of time running from the dispatch of the notice of defects until their elimination with respect to the affected End Users, if such remedy is elected by SAP.

13.3 With respect to major defects of the master media copies of the Software Products which SAP reports to Licensor prior to the expiration of the warranty period, Licensor shall either (a) at its expense eliminate the defect without undue delay; or (b) at its expense provide SAP with a non defective replacement delivery. If Licensor fails to fulfill its obligations as stated in (a) and (b) without undue delay and not later than two (2) months after being informed of the defect SAP may terminate this Agreement in whole or in part.

13.4 Licensor shall pay for all parts, labor, and travel expenses for Licensor's service personnel required to fulfill its warranty obligations under this Agreement.

13.5 Licensor guarantees, irrespective of fault that the Software Products are, and in future releases will be, Year 2000 Compliant. As used in this Agreement, "Year 2000 Compliant" shall mean the ability of the Software Products to provide the following functions:

     (a) consistently handle data information before, during, and after January 1, 2000, including but not limited to accepting date input, providing date output, and performing calculations on dates or portions of dates;

     (b) function accurately in accordance with the relevant documentation and without interruption before, during, and after January 1, 2000, without any change in operations associated with the advent of the new century and/or the occurrence of February 29, 2000 (leap day);

     (c) respond to two-digit year-date input in a way that resolves the ambiguity as to century in a disclosed, defined, and predetermined manner; and

     (d) store and provide output of date information in ways that are unambiguous as to century.

13.6 In addition to the aforementioned warranty obligations Licensor must indemnify and hold harmless SAP from all claims raised by End Users and/or the Applicable Entities against SAP for rescission of contract, reduction of license fees or damage compensation related to defects of the Software Products or the pertinent documentation, but only to the extent that liability of SAP for any such claim cannot validly be excluded or limited in standard terms and conditions pursuant to mandatory law in the relevant jurisdiction.

     This shall not apply to the extent that such defects did not exist at the time of receipt of the Software Products by the End User or the Applicable Entities or in situations where the
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     claims are based on the lack of expressly warranted feature unless the subject of such warranty corresponds to a similar warranty given by Licensor. The limitation of liability in Section 14.1 shall not apply. SAP notifies Licensor of such claims as soon as they come to SAP's knowledge.

14.  LIMITATION OF LIABILITY

14.1 In no event shall either party be liable for any indirect, incidental, special or consequential damages, or damages for loss of profits, revenue, data or use, incurred by either party, whether in an action in contract or tort, even if the other party has been advised of the possibility of such damages. The parties liability for direct damages hereunder shall not exceed the amount of fees paid by SAP under this Agreement.

14.2 The limitation of liability provided in section 14.1 shall not apply to any direct, indirect, incidental, special or consequential damages or damages for loss of profits, revenue, data or use arising from any act which, even in the absence of this Agreement, would amount to infringement of a copyright or patent or misappropriation of a trade secret of the other party.

14.3 Either party's liability is not limited in those cases in which:

     It acted with intent or gross negligence.

14.4 Licensor's liability is not limited in those cases in which SAP seeks Indemnification under Section 12.4 and 13.6.

15.  GENERAL

15.1 Notices. All notices shall be in writing and delivered personally, by mail or via facsimile. All notices shall be addressed to the addresses appearing below and shall be deemed delivered upon receipt. Each party may change its address by written notice in accordance with this section.

     If to SAP:                         SAP Aktiengesellschaft
                                        Head of Basis Development
                                        Neurottstrasse 16
                                        D-69190 Walldorf
                                        Germany

     plus a copy to the following if the matter is a legal matter:

                                        SAP Aktiengesellschaft

                                        Legal Department
                                        Neurottstrasse 16
                                        D-69190 Walldorf
                                        Germany

     If to Licensor:                    BackWeb Technologies Ltd.
                                        P.O. Box 3581
                                        34 Tuval St.
                                        Ramat-Gan
                                        52136 Israel
                                        Attn: Finance Controller

     plus a copy to the following:

                                        BackWeb Technologies, Inc.
                                        2077 Gateway Place, Suite 500
                                        San Jose, CA 95110
                                        Attn: Director of Finance

15.2 Modification. This Agreement may only be modified in writing by SAP and Licensor. This also applies to any waiver of this written form requirement.

15.3 Nonwaiver of Rights. The failure of either party to this Agreement to object to any conduct of the other party that is in violation of the terms of this Agreement shall not be construed as a waiver thereof, or as waiver of any future breach or subsequent wrongful conduct.

15.4 Entire Agreement. This Agreement, including attachment, shall represent the entire understanding between the parties hereto relating to the Software Products and supersede any and all prior proposals or agreements, whether written or oral, that may exist between the parties. No oral side agreements exist.

15.5 Export. SAP agrees to comply fully with all relevant export laws and regulations, in particular German, European and US ("Export Laws") to assure that neither the Software Products nor any direct product thereof are (1) exported, directly or indirectly, in violation of Export Laws; or
     (2) are intended to be used for any purposes prohibited by the Export Laws, including, without limitation, nuclear, chemical or biological weapons proliferation.

15.6 Governing Law and Venue. This Agreement shall be governed by and construed in accordance with the laws of Germany without reference to the conflicts of law principles. This Agreement shall not be governed by the United Nations Convention of Contracts for the International Sale of Goods, the application of which is hereby expressly excluded. Exclusive venue for all claims arising out of or in connection with this Agreement shall be Munich, Regional Court of Munich 1. SAP shall remain entitled to commence action or initiate other court proceedings at the registered seat of Licensor.

15.7 Severability. If a court finds any provision of this Agreement invalid or unenforceable, this will not affect any other provision of this Agreement.


15.8 Independent Contractors. Both parties represent that they are independent contractors in performing all obligations hereunder, and nothing contained herein shall be deemed or construed to create any employer/employee relationship or any partnership or joint venture between the parties or their respective directors, officers, employees, or independent contractors.

15.9 Assignments: Unless otherwise provided for in this Agreement, neither party shall transfer, assign or sublicense its rights or obligations under this Agreement to any other third party, in whole or in part, without the prior written consent of the other party, which consent shall not be unreasonably withheld. Assignment in whole by either party to its respective parent organization is permitted without written consent of the other party.

16.       ATTACHMENTS

          The following documents are incorporated as an integral part of this Agreement.

          Attachment A - Software Products, Software Products Fees and Support Services Fees

          Attachment B - Licensor's Support Services



Licensor                                     SAP

By:  /s/ GWEN SPERTELL                       BY:  /s/ HEINZ HESS
   ---------------------------------            --------------------------------
Typed:  Gwen Spertell                        Typed:   Heinz Hess
      ------------------------------               -----------------------------
Title:  Senior Vice President                Title:   Member of the Extended
      ------------------------------                  Executive Board
                                                   -----------------------------
Date:  March 16, 1999                        Date:    March 17, 1999
     -------------------------------              ------------------------------

                                                                   EXHIBIT 10.13

                                  ATTACHMENT A



1:   PRODUCT FUNCTIONALITY SPECIFICATION

     1.1  BackWeb Integrated Client Interface for SAP Mobile Sales

          Chant interface showing structured and unstructured data in a single interface, across three html screens to ensure all relevant information is "on hand" [*].

          These information views, whether sourced from the WWW or from internal sources, are displayed as channels and can be subscribed to on an individual basis in the client interplace, or subscription to selected channels can be initiated from the saver.

          [*] months

     1.2  Attention Management - Flash alerting (Automated Marketing
          Encyclopedia)

          Active alert mechanism to actively alert clients to new MES Documents, even when not in the applications: [*]

          [*] months

     1.3  Multiple display Options (Client Options)

          In addition to the client interface, options include wallpaper, tickers, "News Title" and Screensavers.

     1.4 Support of all electronic formats for publishing (Automated Marketing Encyclopedia)

          Allow the automated publishing of all file formats. Including , but not restricted to, PPT, PDF, AVI, DOC, XLS, etc. to MES. In addition, software delivery etc. which may not be required to go through the MES, are also supported.

          [*] months

     1.5  Preview before MES subscription (Automated Marketing Encyclopedia)

          Ability to view document title/summary info before subscription.

          [*] months

     1.6  Graphical Publishing Tool (BackWeb Foundation)

          Allowing the administrator to very easily assign content to respective target groups based on the user administration.

          [*] months

     1.7  Client Side API

          BackWeb will provide a client side API that allows the SAP application access to the BackWeb client functionality. [*] (note: these interactions will not be included in the server reporting and tracking)

          API in [*] months

          Starting date to be [*]

     1.8 Hook for the SAP Middleware server; API for the integration of corporate data systems, WWW, newsfeeds, etc.

          Create a productized "hook" which enables the collection of data from defined fields in the database and deliver via flash for notification purposes. SAP or SAP Consultants can, on their own, use this API as an interface with other corporate information systems, WWW, external news sources. These will have to be custom created by the consultants in the particular customer site and do not constitute "standard products".

          API in [*] months

          For Hook, date to be [*]

     1.9  Integration of User's/ groups for targeting (BackWeb Foundation)

          Allow profiles, access rights, controls and targeting from the SAP Mobile Series/Service user database. Single group/user identification for personalization.

          Date to be [*]

     1.10 Reporting on downloads and interactions (BackWeb Foundation)

          Reports on aggregate downloads and interactions with flashes. (This feature is available through the BackWeb administration console, not through the client UI)

          [*] months

     1.11 "Polite communication" (BackWeb Foundation)

          Allow the delivery of large, multimedia files, software updates, etc. to the client, without affecting their connection, extending the Middleware synch process or interfering with end user connectivity

          [*] months

     1.12 News Delivery Capability (Marketing Intelligence Manager)

          Agents that can automatically gather information from the WWW or intranet and deliver this information to the user "Neva" interface.

          [*] months

     1.13 Co-Develop Flexible Administration Tool

          Allow the system administrator to handle BackWeb server control and content management under the Mobile Sales Administration console. This feature needs to be co-developed with SAP, a functional specification and development roadmap will need to be defined.

          Date to be [*]

     1.14 Languages - supported

          [*]

          Available

     1.15 Languages - Planned

          [*]

          [*] months

     1.16 Languages - double byte

          [*]

          Longer than [*] months, date to be jointly agreed

     1.17 Platform - O/S

          [*] not committed

          Available

     1.18 Platform - RDMS

          [*] Support

          SQL Server - available Oracle in [*] months.

--------------
[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                             ATTACHMENT A CONTINUED



























                                      ---
                                       2

                             ATTACHMENT A CONTINUED


















                                      ---

2.   SOFTWARE PRODUCTS

including up-date, new versions and releases and resulting Software Products.


BackWeb product modules including but not limited to the Product Functionality Specification in Section 1 of this Attachment A:


[*]



3.   LIMITATION

The Parties hereto acknowledge and agree that the Software Products include only the modules identified in Section 2, of this Attachment A. In the event that BackWeb produces additional modules or functionality for its other software products. BackWeb shall have no obligation to provide such modules or functionality to SAP under this Agreement unless mutually agreed by the parties in writing. Such additional modules or functionality may be subject to separate charges.

4.   LANGUAGE SUPPORT:

[*]




5.   FUTURE DEVELOPMENT/ENHANCEMENTS

As defined in Joint Obligations of Licensor and SAP, Section 6.1 of the Agreement, parties shall use reasonable efforts to notify each other of any changes or enhancements to SAP Software, respectively Software Product. In the event that changes and/or enhancements to the SAP Software necessitate major and unavoidable changes and/or enhancements to the Software Product, BackWeb shall, on SAP's request and at SAP's expense, perform such changes and/or enhancements subject to availability of resources and on a mutually agreed upon schedule. SAP will provide licensor reasonable support for such activities. Such development may be subject to separate charges, which will be negotiated in good faith.


[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


                                      ---
                                       4

6.   PRICING AND TERMS

i)   PREPAYMENT:

Within 30 days of the Effective Date, SAP shall pay to Licensor the amount of USD [*] prepaid license fees and within 30 days after general availability of the mobile sales application of the SAP Products but not later than 30 days after December, 31, 1999, SAP shall pay to Licensor the amount of USD [*] additional prepaid license fees ("Prepaid Fees"). Such payment shall be understandable and such payment obligation shall be deemed non-cancelable. During the term of this Agreement, SAP shall apply any Software Product Fees due and payable to Licensor against the Prepaid Fees until the Prepaid Fees are exhausted.

ii)  SOFTWARE PRODUCT FEE:

For each Mobile Named User SAP agrees to pay to Licensor a Software Product Fee of [*]

Licensor will consider First Customer Shipment (FCS) as trial software without any payment obligation for SAP with respect to Software Products licensed by SAP or the Applicable Entities to End-Users or partners of SAP and/or the Applicable Entities during the FCS Phases. The term of FCS Agreements will not be longer than nine (9) month.

In case of general license agreements between SAP and an End-User the parties agree to decide on the Software Product Fee on a case by case basis and as mutually agreed upon by the parties.

Pricing for other users than Mobile Named Users, which are to be defined when the product modules mentioned in section 1.8 of the Agreement are included in any other SAP products, shall be reduced in proportion to the degree of use of the Software Products by other users of SAP Software in comparison to the Mobile Named User in accordance with this Agreement. With the first release of any other SAP product which becomes general available and which includes the product modules mentioned in section 1.8 of the Agreement, parties agree to take the first [*] customers to define an appropriate pricing model, not to exceed a price per user of USD [*].

iii) PAYMENT TERMS:

Net 30 days upon receipt of invoice.

iv)  SUPPORT SERVICES FEES:




                                       5


[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Licensor shall invoice SAP the Support Service Fee in the amount of [*] of the Software Products Fee licensed to End-Users. Such Support Service Fee shall cover twelve (12) months of Support Services.

v) INTERNAL USE

Within 30 days of the Effective date SAP shall pay to Licensor the amount of USD _______ or Internal Use of the Software products by SAP's presales, sales and service personnel and its subsidiaries.

vi) SOFTWARE PRODUCTS ROYALTY REPORT

A written report is to be produced by SAP by the 15th of each month in respect to the preceding month containing point of sales and reasonably detailed information on the number of Named Users during that month.

vi) TRAINING:

The parties agree to the following additional terms and conditions:

1. Initial training courses to be performed by Licensor for SAP personnel shall be subject to mutual agreement of the parties and shall be [*] Licensor will provide respectively on initial one-week training course per region (Europe, America, Asia). If additional training is required, it will be charged at standard rates.

2. SAP will provide one initial technical support training on SAP Software to Licensors technical support contacts at a SAP location to be mutually agreed upon by the parties.

                                       6

[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                  ATTACHMENT B

                                SUPPORT SERVICES

This Attachment sets forth the terms and conditions pursuant to which SAP and Licensor will cooperate in providing support services for Software Products to End Users.

1.   DEFINITIONS

     For the purposes of this Attachment, the following expressions shall have the meaning as set forth below. Expressions not specifically defined in this Attachment shall have the meaning as set forth in Section 1 of this Agreement.

1.1 "Case" shall mean the support incident starting with the complete failure or the functional impairment of a Software Products or with the reasonable probability that a defect is caused by a Software Product. As soon as either party's support organization is formed, the incident becomes a Case.

1.2 "Case Remedy" shall mean the remedy for a Case taking the form of eliminating the defect, providing a new program version, or demonstrating how to avoid the effects of the defect with reasonable effort. Case Remedy corresponds with error corrections, patches, bug fixes, workarounds, replacement deliveries or any other type of software or documentation corrections or modification.

1.3 "Common Case Priorities" shall mean the priorities as referenced in Exhibit C hereto.

1.4 "End User" shall mean any End User as defined in Section 1.4 of this Agreement and who has a valid support contract with SAP.

1.5 "Licensor Support Terminology" shall mean the structure of Licensor's support organization and the internal assignment of tasks as described in Exhibit A hereto.

1.6 "SAP Support Terminology" shall mean the structure of SAP's support organization and the internal assignment of tasks as described in Exhibit B hereto.

1.7 "Support Site" shall mean the location out of which either of the parties provide support services for analysis and remedy of Cases. The Support Sites act as interfaces between either Support Partner's technical support organization. The

     Support Sites correspond with the locations of either party's technical support departments as referenced in Exhibit H hereto.

2.   GEOGRAPHIC SCOPE

     The geographic scope of this Attachment extends to all countries to which SAP licenses Software Products under this Agreement.

3.   SUPPORT SERVICES

     The parties agree on the following principles for providing support services for Software Products to End Users.

3.1 SAP's support organization shall be solely responsible for receiving Cases and providing initial problem evaluation to End Users.

3.2 The parties agree to the Common Case Priorities as the basis for the classification of and adequate response to cases.

3.3 Licensor agrees to provide Case Remedy to SAP in accordance to the requirements set forth by the Common Case Priorities and in Section 5 of this Attachment. Both parties will use reasonable efforts to assist the other party in resolving the End User Cases in a prompt manner. In particular Licensor agrees to provide End Users directly with a Case Remedy when necessary to resolve the End User Cases in a prompt manner.

3.4 The parties agree that at least one technical support contract (Section 4.1 of this Attachment) is available locally or remotely to assist the other party when needed. Based on the hours of support listed in Exhibit A (Regular Hours) and Exhibit H.


3.5 The parties agree that escalation contacts (Section 4.1 of this Attachment) will be available on a 24 hours, 7 days a week basis to handle emergency situations. (see escalation contact/pager contact in Exhibit 1).

3.6 With respect to different priority categories pursuant to the Common Case Priorities, Licensor agrees that priority 1 problems are handled 24x7 as of Q1, 2000, and all other priorities (2,3, and 4) during normal business hours.

3.7 Both parties agree on a problem transfer and escalation procedure worldwide for End User problems. Details are given in the Support Process Description in

          Exhibit D hereto. The procedure might be changed at any time on mutual agreement in accordance to the business plan (Section 4.3 of this Attachment) and business needs.

3.8 On SAP's reasonable request, licensor will send engineers to end-users site to resolve escalated end user cases. The engineers are highly skilled in Software Products and have a profound product knowledge in the integrated Software.

3.9 Licensor shall establish on-site resources in accordance to Section 6 of this Attachment dependent on the business plan (Section 4.3 of this Attachment) and business requirements as mutually agreed, for best performance Case Remedy and Case Remedy of non-specific (gray zone) Cases. Establishing on-site resources requires to adapt the Support Process Description (Exhibit D hereto) accordingly.

3.10 Either party's support organization will ensure that the support personnel are trained on the other party's products in accordance to
          Section 7 of this Attachment.


3.11 Either party's support organization will use reasonable efforts in tracking any Case down to the level of investigation specified in Exhibit F before transferring the Case to the other party's support organization.

4.        OBLIGATION OF BOTH PARTIES

4.1 Each party will designate in Exhibit H hereto the names and contact information of the technical support departments and in Exhibit I the names and contact information of individuals within its respective support organization that will be providing technical support (technical support contacts) and escalation support (escalation contacts) to the other party. The contact information includes, without limitation, direct dial telephone/fax number, electronic access (Internet/WWW. user, password). The designated contacts may be changed at any time by verbal notice to the other party confirmed in writing at least 10 business days prior to such changes.

4.2 Each party will designate in Exhibit I the names and contact information of the primary individuals responsible for facilitating communications between the parties. Each party may change such information at any time by written notice to the other party.

4.3 The parties will set up a business plan which should include expected case load, breakdown of current issues, mean time to repair (mttr), mean time between failure (mtbf), engineering change policy and procedures, software release strategy, overall support strategy and locations of offices, subsidiaries and number of on-site engineers. The parties will review the business plan with special emphasize on numbers, quality of the dedicated personnel and resources, on a quarterly basis and will mutually agree on additional commitments as business circumstances require.

5.        SUPPORT LEVELS

5.1       The Common Case Priorities apply to the support of the Software
          Products.

5.2 In order to ensure SAP's support of Software Products toward End Users in compliance with the Common Case Priorities, Licensor agrees to respond to SAP in accordance with the times as shown in the table below. These are the times Licensor gives SAP feedback about the case acceptance (initial response time) and status of the solution process (update period). Start time is the date and time of the case receipt by Licensor. If the case could not be solved in the time passed (update period), SAP will escalate the case within Licensor. Thereafter Licensor will use its best reasonable efforts to solve the case within the last period (response goal).


          Priority     Severity     Initial Response     Update period      Response goal
          --------     ---------    ----------------     -------------      -------------
             1         very high       60 minutes           4 hours             2 days
             2         high             4 hours             1 day               4 days
             3         normal           8 hours             2 days              8 days
             4         Low             16 hours             4 days             16 days


          Priority 1,2,3,4,: hours and days are in support hours
          As of Q1, 2000, Priority 1 will be handled 24x7


6.        ON-SITE RESOURCE

          If found to be necessary, BackWeb will comply with Sections 3.8 and
          4.3 of this Attachment. Licensor will hire, train and send the agreed upon number of support engineer(s) to the designated SAP technical support department(s). Licensor's support engineer(s) is/are high skilled in the Software Products, with a support point of view, and have profound product knowledge in SAP's Software. The support engineer(s) will work at the SAP technical support department to resolve End User Cases. The support engineer(s) will provide support in direct communication to End Users. SAP will provide the support engineer(s) with an office and all needed infrastructure, including network connection to Licensor's support organization. Licensor's support engineer(s) will get access to and may use SAP's support organization on SAP's discretion. On-Site resources will be funded by SAP and Licensor on a [*] basis of the cost based rate. This will be mutually agreed, as required.

7.        TECHNICAL TRAINING

7.1 SAP and Licensor will train an adequate number of personnel of its technical support contacts in the other parties software product as needed due to the business plan, to handle the problem load and to fulfill the level of Case investigation specified in Exhibit F hereto.

7.2 Training sessions shall be provided by the technical support or education organizations of each party in the training facilities in which it generally provides such training or at such other location as the parties may mutually agree. The content and scheduling of the training sessions shall be determined by the party providing the training and shall be substantially similar to the standard training session it provides to its own employees.

7.3 The recommended basic training courses for the SAP and Licensor technical support contacts both companies have mutually agreed on are specified in Exhibit G hereto. Basic training will be charged at standard rates for Licensor and SAP unless otherwise agreed. Licensor will provide initial basic training courses to at least two SAP technical support contacts at each SAP Support Center free of charge.

7.4 Each party (the "Training Party") agrees to allow certain technical support contacts of the other party (the "Trained Party") to participate in "On the Job Training" (OJT), for the Training Party's software products and at the Training Party's Support Site to be mutually agreed by the parties. Prior to the OJT the designated technical support personnel has successfully attended the recommended basic training (Section 7.3 of this Attachment) of has comparable skills. The Training Party will provide OJT by means of its support engineers that perform the function in the Support Site or such other location as the parties mutually agree. The content and scheduling of OJT will be determined by the Training Party.

8.        TECHNICAL/SUPPORT INFORMATION DATABASES




[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

18.1 Licensor posts technical information to its technical information database.

8.2 SAP posts the support knowledge in its support information database in the form of notes and Hot News.

8.3       Each party shall provide the other party free of charge the right to
          (a) access those portions of its technical/support information database that the other party determined, in its sole discretion, are reasonably necessary for the purpose of facilitating the resolution of specific End User Cases; and to (b) use such portions of the technical/support information database for the foregoing purpose.

8.4 Neither party may license, transfer, sell, lease, loan, distribute or otherwise provide the other party's technical/support information database, or any portion thereof, to any third party, unless expressly agreed to in writing in advance by the parties.

9.        TECHNOLOGY AND INFORMATION EXCHANGE

          Both parties will cooperate in providing automatic case transmission between either party's call management system. This includes the provision of interface specifications and implementation/test support. This statement does not constitute any commitment as to the responsibility for implementation costs of automatic case transmission.

10.       REVIEW MEETINGS

10.1 The parties will meet quarterly at a mutually agreed upon time and location to review and discuss the worldwide support performance pursuant to this Attachment.

10.2 On executive level both parties will meet during the SAP partner congress (special event, once a year) to discuss the strategic view of the support cooperation.

11.       COSTS, FEES AND EXPENSES

          Costs, fees and expenses are due as stipulated specifically in this Attachment B or generally in Attachment A. Otherwise, support services are free of charge to the other party.

                                   Exhibit A:

                          Licensor Support Terminology


SUPPORT ORGANIZATION AND ASSIGNMENT OF TASKS
  o   Only available during technical support hours (Section 5.2 and Exhibit H)
  o   Product specific skills
  o   Primary tasks
  o   Respond to Cases where SAP was unable to find resolution
  o   Analyze dumps and configurations
  o   Reproduce problems
  o   Provide circumvention
  o   Secondary tasks
  o   Works closely with the development and quality assurance teams
  o   Provide code fixes to customers
Write notes describing customer fix

                                   EXHIBIT B:

                            SAP Support Terminology


SUPPORT ORGANIZATION AND ASSIGNMENT OF TASKS

    o   LOCAL SUPPORT
    --  Country specific support
    --  Only available during business hours (prime shift)
    --  Generalist skills
    o   Primary Tasks
    --  Translation from customer native language to English
    --  Assign problem record to specific product component
    o   Secondary Tasks
    -- Search technical support database for known defects (i.e. notes or old cases)
    --  Check functionality of customers remote connection

    o   REGIONAL SUPPORT
    --  Located in the following regions:
    --  USA (Philadelphia): North- and South America
    --  Europe (Walldorf and Ireland); Europe, South Africa, Middle East
    --  Singapore: Southwest Asia and Pacific (Australia, New Zealand)
    --  Japan: Northeast Asia, Japan
    -- Worldwide coverage (Follow the Sun principal, covered by USA, Europe and Singapore)
    --  Product specific skills
    o   Primary Tasks
    -- Search technical support database for known defects (i.e. note or old cases)
    o   Secondary Tasks
    --  Check customizing
    --  Analyze dumps, write traces or traps, reproduce problems
    --  Provide circumvention
    --  Write notes describing customer fix

    o   DEVELOPMENT SUPPORT
    --  Located in Walldorf (Germany) and Palo Alto (USA)
    -- Available during business hours, callout on exception basis -- In depth product specific skills
    --  Provides code fixes to customers (Hot Packages)
    --  Works closely with, or may be a part of the development team

        Identical problem situations in test systems will normally justify a priority that is one level lower than the equivalent priority in a production system.

                                   EXHIBIT C:

                             Common Case Priorities

The End User himself defines the case priority/severity in accordance to the following general rules.

o    Priority 1; Very high:

     A message with priority "very high" is justified when extremely serious interruptions in normal operations occur. Tasks that brook no delay whatsoever cannot be executed. This is caused by a complete crash of or by interruptions in main functions of the respective software product.

     The message requires immediate processing, as the breakdown can result in significant losses.

o    Priority 2; High:

     A message with priority "high" is justified when serious interruptions in normal operations occur. Important tasks cannot be performed. This is caused by a malfunctioning or unavailable function in the respective software product that is urgently required to deal with the current situation.

     The message requires quick processing, as a lasting malfunction could cause serious interruptions to all work in the production system.

o    Priority 3; Medium:

     A message with priority "medium" is justified when interruptions in normal operations occur. This is caused by a malfunctioning or unavailable function in the respective software product.

o    Priority 4; Low:

     A message with priority "low" is justified when only minor interruptions in normal operations occur. This is caused by a malfunctioning or unavailable function in the respective software product that is not required on a daily basis or not used regularly.

o    Classification of Test Systems:

     Identical problem situations in test systems will normally justify a priority that is one level lower than the equivalent priority in a production system.

                                   EXHIBIT D:

                          SUPPORT PROCESS DESCRIPTION

1.   PROCESS DESCRIPTION

1.1 SAP's support organization shall be solely responsible for receiving Cases and providing Initial problem evaluation to End Users. Before transferring the case to Licensor, SAP will make reasonable efforts to track any case down to the level of investigation specified in Exhibit F. If SAP is unable to resolve the problem in a timely manner, SAP will initially contact the designated technical support department(s), and, if needed, the technical support contact(s) of Licensor.

1.2 SAP will supply the technical support department/contact with the required End User information specified in Exhibit E. Licensor's technical support department/contact will then use reasonable efforts to provide SAP with a Case Remedy that is satisfactory to the End User in accordance with the applicable priority category of the Common Case Priorities. Licensor agrees to provide End Users directly with a Case Remedy when necessary to resolve the End User Cases in a prompt manner.

1.3 Each party shall respond to and use reasonable efforts to resolve End User Cases in a prompt manner. The solving party will inform the other of the final resolution to achieve a Case closure. The decision on whether and when a Case is successfully resolved and can therefore be closed is done by the End User. Each party acknowledges that, despite a party's reasonable efforts, not all problems may be solvable.

2.   ESCALATION OF END-USER PROBLEMS

2.1 The escalation procedure ("escalation") will be followed if either party believes a Case requires additional attention by the other party to resolve the problem. The escalation process is mainly in progress when a technical problem situation arises, however, solution of this problem requires non technical support for solving it. Escalation is triggered by high levels of End User anxiety when either case occurs:

(a) A case remedy leads to a not satisfactory End User solution by either party involved:

(b)  SAP concerns about the solution given by Licensor (or v.v.);

(c) the End User who reported the original case is dissatisfied with a given solution and comes back to SAP.

2.2 For direct escalation, either party's escalation contact or support engineer may call the other party's escalation contact or support engineer to start a case escalation. Once a party requests escalation a mutual action plan will be developed which defines steps, to resolve End User problem. The steps are at minium:

(a)  address resources or increase them if already addressed, and

(b)  define responsibilities for each action, and

(c)  expected completion date and time of each action, and

(d)  contingency/next steps if desired results are not achieved.

2.3 This action plan will be modified by mutual agreement among the designated contacts whenever the situation requires.

2.4 When the End User states the problem is resolved or the situation no longer requires escalation, the escalation is closed. Each party will exchange with the other party the final reports summarizing the actions taken and results of these actions, likelihood of problem recurrence and recommended future actions.

2.5 A review of the case will be provided for the End User at the End User's request or upon the request of SAP.

                                   EXHIBIT E:

                         REQUIRED END USER INFORMATION


SAP REQUIRED END USER INFORMATION

o  End User Name

o  Company Name/Address

o  End User Telephone Number

o  SAP Contract Number (i.e. customer number, installation number)

o  R/3 Release, Database Type and Release, Operating-System-type

o  System type (Production, Test system)

o  Description of Problem

o  Name and local Phone Number of Respective Licensor

o  Technical Contact Transferring the Call

o  Case number of End Users Incident in Licensor call tracking system


LICENSOR REQUIRED END USER INFORMATION:

o  End User Name

o  Company Name/Address

o  End User Telephone Number

o  Description of Problem

o  System type (Production, Test system)

o SFA Release, Database Type and Release, Operating-System-type, BackWeb configuration details and version number

o Name and Local Phone Number of Respective SAP Technical Contact Transferring the Call

o  Case number in SAP's call tracking system

                                   EXHIBIT F


                             Level of investigation

SAP will provide the initial problem evaluation through SAP Support. The SAP Support will make a determination of whether a Case is due to a problem with the integration or the Software Products. If the Case appears to be due to incorrect installation of the Software Products, due to a defect in the Software Products' modules of integration, due to use of Software Products, or due to a defect in Software Products, the SAP Support will refer the Case to Licensor.

If available the SAP Support will include specific identification of the cause of the problem where possible and providing test cases of same, to the extent practicable in the circumstances.

                                   EXHIBIT G:

                           RECOMMENDED BASIC TRAINING

SAP Training Requirement

--------------------------------------------------------------------------------
BackWeb Overview            Feature/Functionality          Call Center - General
                            understanding
--------------------------------------------------------------------------------
BackWeb                     Server set up and              Technical Support
 Administration             administration; problem
                            resolution - scripting;
                            integration exp.
--------------------------------------------------------------------------------

BackWeb Training Requirement

o    SAP Mobile Sales product overview

o SAP Mobile Sales product technical training - installation details, configurations, communication, database, etc.

o Integration details - how BackWeb and SAP Mobile sales have been integrated

                                   EXHIBIT H:

                                  DEPARTMENTS


-------------------------------------------------------------------------------------------------------------
                                                      SAP
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
   Europe           Mo-So: 8:00-         +49 180/5343431
                                                                       Neurottstrasse
   Europe           18:00 CET            +49 180/5343436 Prio 1        69190 Walldorf, Germany
  Middle-                                +49 180/5343430 (FAX)         Tel. +49-6227-747474
East, Africa
-------------------------------------------------------------------------------------------------------------
    USA             Mo-Fr: 14:00-        +1 800 677 7271
  Americas          24:00 CET:           (only inside USA)             3999 West Chester Pike
                    Sa-So: 18:00-        +1 610 355-5821               Newton Square, PA 19073
                    02:00 CET            +1 610 355-3106 (FAX)
-------------------------------------------------------------------------------------------------------------
 Singapore          Mo-So: 1:00-         +65 2491-700                  750A Chai Chee Road
    Asia            8:00- CET            +65 2491-718 (FAX)            7th Floor Chai Chee Industrial
  Pacific                                                              Park
 Australia                                                             Singapore
 not Japan
-------------------------------------------------------------------------------------------------------------
   Japan            Mo-Fr: 8:00-         +51 ###-##-####               Time24
   Japan            18:00 Japan          +51     ###-##-#### (FAX)     45 Aomi, 2-chrome, Koto-Ku
   Korea                                                               J-Tokyo 135-73, Japan
-------------------------------------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------------------------
                                              BACKWEB
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
    USA             7:00 a.m.-6:00 p.m.  408-533-1702                  2077 Gateway Place    2nd tier support
 Worldwide          Monday-Friday                                      Suite 500
  support           (excluding                                         San Jose, CA
                    scheduled BackWeb                                  95110
                    holidays)
-------------------------------------------------------------------------------------------------------------
   EUROPE           7:00 a.m.-5:00 p.m.  TBA, Q2, 99                   TBA                   2nd tier support
 Worldwide          Monday-Friday
  support           (excluding
                    scheduled BackWeb
                    holidays)
-------------------------------------------------------------------------------------------------------------

                                   EXHIBIT I:

                                    CONTACTS




-------------------------------------------------------------------------------------------------------------
                                               SAP
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
Americas       Escalation          Mark Moeller        +1 610 355 3350     mark-moeller@sap-
               Contact                                 Pager: 800-370-     ag.de
-------------------------------------------------------------------------------------------------------------
Europe         Escalation          Hirsch, Karola      +49-6227-7-         karola-hirsch@sap-
               Contact                                 43393               ag.de
-------------------------------------------------------------------------------------------------------------
Europe         Manager             Juergen Viehl       +49-6227-7-         juergen.viehl@sap-
               MM Support                              45435               ag.de
-------------------------------------------------------------------------------------------------------------
Corporate      Support             Schneider,          +49-6227-7-         hans-               Primary
               Cooperation         Haris-Ludwig        44638               ludwig-schneider    Communication
               Manager                                                     @sap-ag.de          Contact
-------------------------------------------------------------------------------------------------------------
Corporate      Central             Walner,             +49-8227-7-         friedrich-walner   Escalation
               Customer            Friedrich           45123               @sap-ag.de         Management
               Escalation                                                                     Team
-------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------
                                              BACKWEB
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
Coporate       Service             Kathy Neri          +1 409-933-1702     Kneri@backweb.com  Primary
               Contact                                 +1 408-933-1755                        communication
                                                       Pager: 1-877-855-                      contact
                                                             7243
-------------------------------------------------------------------------------------------------------------
Europe         Service             TBA - Q2,99         TBA                                    Primary
               Contact                                                                        communication
                                                                                              contact
-------------------------------------------------------------------------------------------------------------
Corporate      Escalation          Marg                +1 408-833-1722     marg@backweb.com   Escalation
                                   Vallaricourt                                               management
-------------------------------------------------------------------------------------------------------------